UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W 41st St Suite 401
Miami Beach, Florida		33140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 845-2813

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2026, SAB Biotherapeutics, Inc. (the “Company” or “SAB”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, UBS Securities LLC, Citigroup Capital Markets, Inc. and Barclays Capital Inc. (collectively, the “Representatives”) as the representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering (the “Offering”) of (i) 19,324,677 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $3.85 per Firm Share, and (ii) pre-funded warrants to purchase up to 2,753,246 shares of Common Stock (the “Pre-Funded Warrants”), and such shares issuable upon the exercise of the Pre-Funded Warrants (the “Warrant Shares”), at a price to the public of $3.8499 per Pre-Funded Warrant, which represents the per share public offering price for the Firm Shares less the $0.0001 per share exercise price for each such Pre-Funded Warrant. The Company also granted the Underwriters a 30-day option to purchase up to an additional 3,311,688 shares of Common Stock (the “Optional Shares”, and together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions. All of the Shares and Pre-Funded Warrants in the Offering are being sold by the Company. The offering is expected to close on March 19, 2026, subject to customary closing conditions.

The Company estimates that the net proceeds from the Offering will be approximately $69.7 million (or $81.7 million if the Underwriters exercise their option to purchase the Optional Shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, assuming no exercise of the Pre-Funded Warrants.

The Shares will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-292482), as filed with the U.S. Securities and Exchange Commission (“SEC”) on December 29, 2025, which became effective on January 7, 2026, and a prospectus supplement, dated March 17, 2026, filed with the SEC on March 19, 2026.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing is only a brief description of the terms of the Underwriting Agreement and the Pre-Funded Warrants, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement or the Pre-Funded Warrants, as applicable, and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement and the form of Pre-Funded Warrant, which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

A copy of the legal opinion of Dentons US LLP relating to the issuance and sale, as applicable, of the Shares, the Pre-Funded Warrants and the Warrant Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01 Other Events.

Press Releases in Connection with the Offering

The full text of each of the press releases announcing the launch and pricing of the Offering are attached as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated March 17, 2026, by and between SAB Biotherapeutics, Inc. and Jefferies LLC,

UBS Securities, LLC, Citigroup Global Markets Inc., and Barclays Capital Inc. as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Dentons US LLP.
23.1	Consent of Dentons US LLP (included as Exhibit 5.1).
99.1	Press Release issued by SAB Biotherapeutics, Inc. dated March 17, 2026.
99.2	Press Release issued by SAB Biotherapeutics, Inc. dated March 17, 2026.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	March 19, 2026	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer